Exhibit 3.2

BYLAWS

OF

ALLIANCE BANKSHARES CORPORATION

BYLAWS

OF

ALLIANCE BANKSHARES CORPORATION

ARTICLE I

SHARES

     Section 1. Certificates. All shares issued by the Corporation shall, when fully paid, be represented by certificates in such form as may be required by law and approved by the Board of Directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the Board of Directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

     Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

     Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

     Section 4. Transfer of Shares. A transfer of shares shall be made on the share transfer books of the Corporation only upon surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact. The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper.

     Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these Bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

     Section 1. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

     Section 2. Annual Meetings. An annual meeting of the shareholders shall be held on the third Thursday in April of each year (and if such day is a legal holiday, on the next business day) or on such other date and at such other time as the Board of Directors of the Corporation may designate from time to time for the purpose of electing directors and transacting such other business as may properly come before the meeting.

     Section 3. Special Meetings. A special meeting of the shareholders for any purpose shall be held on the call of a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 4. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these Bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

     A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

     Section 5. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

     Section 6. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

     Section 7. Determination of Shareholders of Record. The share transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

     Section 8. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the President, shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

     Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

     Section 10. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

     Section 11. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

     Section 12. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

     Section 1. General Powers. Except as expressly provided in the articles of incorporation or these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

     Section 2. Number and Qualifications. The Board of Directors shall consist of a minimum of 5 and a maximum of 13 individuals. Directors need not be residents of Virginia or shareholders of the Corporation. Prior to the annual meeting of shareholder, at such time as the Board of Directors shall determine, a nominating committee shall propose a recommended slate of directors to the shareholders. The Board of Directors, sitting as a committee of the whole, shall constitute the Nominating Committee. Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or the President or the majority of the Board of Directors.

     Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery, fax or by mail, by or at the direction of the officer or director calling the meeting, to the address of such director as it appears in the records of the Corporation not less than twenty-four hours before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

     A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting. Regular and special meetings of any committee may be called by the chairman of that committee on twenty-four hours notice by fax, telephone or in writing as to time and place.

     Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

     Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

     Section 8. Conduct of Meetings. The Chairman of the Board of Directors, Vice Chairmen or in their absence the President, shall act as chairman of and preside over meetings of the Board of Directors. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

     Section 9. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman in accordance with Roberts Rules of Order unless otherwise provided by resolution of the Board of Directors, and (subject to the provisions of Section 17 of this Article) the vote no all matters before any meeting shall be taken in such manner as the chairman may prescribe. If a provision of these by-laws conflict with Roberts Rules of Order, the applicable bylaw shall supersede any such conflicting rule.

     Section 10. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

     Section 11. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these Bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 12. Committees. The Board of Directors, by resolution duly adopted, may create one or more committees as it may deem advisable. The Chairman of each committee voted on by the majority of the Board may appoint its own members to serve as a member of that committee subject to final approval by the majority of the Board of Directors. The terms and authority and responsibility of such committees shall be as set forth in the resolutions establishing the same. The Chairman of each committee shall be responsible for developing its own charter for approval by the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these Bylaws.

     The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

     Section 13. Staggered Terms. The Board of Directors shall be divided into three classes, Class A, Class B, and Class C as nearly equal in number as possible. The classification of directors of this corporation shall be implemented as follows: directors of the first class (Class A) shall be elected to hold office for a term expiring at the 2003 annual meeting of the shareholders; directors of the second class (Class B) shall be elected for a term expiring at the 2004 annual meeting of the shareholders; and directors of the third class (Class C) shall be elected to hold office for a term expiring at the 2005 annual meeting of shareholders. The successors to the class of directors whose terms expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders when directors are elected and qualified. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible. The Board of Directors shall be divided initially into the following classes:

Class A	Class B	Class C
Serving until 2003	Serving until 2004	Serving until 2005

Dr. Michael J. Bermel	William M. Drohan	Lawrence N. Grant
Harvey E. Johnson, Jr.	George S. Webb	Serina Moy
Robert G. Weyers	Thomas P. Danaher	Thomas A. Young, Jr.

     Section 14. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

     Section 15. Removal. Directors may be removed with cause only at a meeting called expressly for that purpose by the affirmative vote of at least seventy-five (75%) of the shares entitled to vote at an election of directors.

     Section 16. Vacancies. Any vacancy in the Board of Directors (including any vacancy resulting from an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, unless sooner filled by the shareholders.

     Section 17. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

OFFICERS

     Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, and a Secretary, each of whom shall be appointed by an affirmative vote of the majority of the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors, the Chairman of the Board of Directors or the President may also, from time to time, appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office except that the President and the Secretary may not be the same person or hold the same position. An officer may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these Bylaws or, to the extent consistent with these Bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President. The Chairman of the Board, the Chairman of the Audit Committee and the Chairman of the Loan Committee shall be chosen from among the Directors.

     Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the Board of Directors. Up to Three (3) Vice-Chairmen (1st & 2nd & 3rd) may be elected at any time by the majority of the Board of Directors. In the event of incapacity or absence of the President, or until a President or acting President is selected by the Board of Directors, the Chairman of the Board shall perform the duties of the President and have the authority exercised by the President, subject to final approval by the majority of the Board of Directors. However, in the event the Chairman of the Board is incapacitated or unable to perform his/her duties a Vice-Chairman shall assume the duties of the Chairman of the Board until such time the Chairman returns to his/her duties or when a new Chairman of the Board is selected by the majority of the Board of Directors.

     The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments subject to the final approval of the majority of the Board of Directors, except in those cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officers or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he/she shall perform all duties incident to the office of the Chairman of the Board and such other duti3es as from time to time may be assigned to him/her by the Board of Directors.

     Section 3. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The President shall, during the absence, disqualification or inability to act of the Chairman of the Board of Directors, exercise all the functions and perform all the duties of the Chairman of the Board of Directors and shall perform, to the extent consistent with these Bylaws, such duties as may be conferred upon him by the Board of Directors.

     Except as otherwise provided in these By-laws or the resolutions establishing such Committees, the President shall be an ex-officio member of all the Committees of the Board, except the Audit Committee. The President will have all the powers of the Chief Executive Officer that are granted to him by the Board of Directors.

     The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     Section 4. Vice Presidents. Each Vice President shall perform, to the extent consistent with these Bylaws, such duties as may be prescribed by the Board of Directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors from time to time (and if no such designation is made, in the order of their appointment as Vice Presidents), shall have the authority and perform the duties of the President.

     Section 5. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the share transfer books of the Corporation.

     The Corporate Secretary or his designee shall keep the minutes of the Loan Committee, and all other Committee meetings required by the Board of Directors. However, with respect to all committees of the directors other than the Loan Committee, the Chairman of such committee may designate a Committee member or other person to keep such minutes.

     The Secretary shall see that all notices required to be given by the Corporation are duly given and mailed or served; shall have the custody of the seal of the corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts, and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; keep in a secured location, shall see that the reports, statements and other documents required by law, except tax returns, are properly filed; and shall, in general, perform all the duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

     The Recording Secretary elected by the Board of Directors shall keep the minutes of the Board of Directors’ meetings. In the absence of the recording secretary, the Board of Directors may designate an alternate to record such minutes. The Recording Secretary and the President shall sign the approved minutes of each meeting. In the Recording Secretary’s absence, a person designated by the Board of Directors may sign such approved minutes. Upon the Board of Directors’ approval of the minutes, the Corporate Recording Secretary shall place the minutes in a “Master” book or books. The Recording

Secretary shall continue to be responsible for maintaining separate and current minutes for each director to be available to the Directors prior to the Board’s meetings.

     Section 6. Chief Financial Officer. The Chief Financial Officer shall have the custody of and be responsible for all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall maintain the books of account and financial records in accordance with generally accepted accounting principles. The Chief Financial Officer shall exhibit accounts and records to any of the Directors of the Corporation at any time upon request at the main office of the Corporation; shall render such statements of his/her accounts and records and such required; and shall make and file (or supervise the making and filing of) all tax returns/or documents required by law. The Chief Financial Officer shall also provide and deliver copies of all “Monthly Reports” as designated by the Board of Directors to the Board of Directors.

     Section 7. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

     Section 8. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

     Section 9. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

     Section 10. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

     Section 11. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

     Section 12. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors or the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

SEAL

     The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

ARTICLE VI

FISCAL YEAR

     The fiscal year of the Corporation shall be an annual accounting period ending on December 31st in each calendar year and shall consist of such accounting periods as may be fixed by the Board of Directors.

ARTICLE VII

BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of accounts and shall keep “minutes” of all proceedings of its shareholders and Board of Directors. The minutes shall be maintained and current at all times and available to each member of the Board prior to the Board meetings.

     All “minutes” must be approved and signed by the Secretary and Chairman of the Board. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and serial of the shares being held.

     Any personal who shall have been a shareholder of record for at least six (6) months immediately preceding his/her demand or who shall be the holder of record of at least five (5) percent of all outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, In person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books, records of account, minutes and records of shareholders and to make extracts from them. Upon written request of a shareholder, the corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operation.

     However, the Board of Directors in accordance with the laws of the Commonwealth of Virginia, conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the shareholders. All actions required by this section shall be referred to the Bank’s general counsel.

ARTICLE VIII

AMENDMENTS

     These Bylaws may be amended or repealed by a majority vote of the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular Bylaws provide expressly that the Board of Directors may not amend or repeal the same. These Bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

ADOPTED: May 22, 2002